EXHIBIT 10.9

             AGREEMENT TO VOID, CANCEL AND TERMINATE STOCK EXCHANGE
                         AGREEMENT DATED AUGUST 31, 2001

     THIS AGREEMENT made and entered into this 27th day of September, 2001, by and between American Ammunition, Inc. f/k/a Greateastescapes.com, Inc., a Nevada corporation (the "Company"), and F&F Equipment, Inc., a Florida corporation ("F&F").

     In consideration of the mutual promises, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, it is agreed by and between the parties as follows:

1. F&F and the Company have agreed that there was a failure of consideration on the part of one (1) or both of the parties to the Stock Exchange
     Agreement between the Company and F&F dated August 31, 2001 (the "Agreement"). It is therefore in the best interest of both parties to void, cancel and terminate the Agreement and to release any claims F&F has against the Company as well as any claims that the Company has against F&F in consideration of such release; and

2. F&F does hereby release and discharge the Company from any and all obligations under the Agreement dated August 31, 2001 in consideration of the Company voiding, canceling and terminating said agreement effective as of August 31, 2001, thereby restoring the parties to their original positions and the Agreement is hereby declared null and void ab initio and is otherwise cancelled and terminated; and

3. The Company does hereby release and discharge F&F from any and all obligations under the Agreement in consideration of F&F voiding, canceling and terminating said agreement effective as of August 31, 2001, thereby restoring the parties to their original positions and the Agreement is hereby declared null and void ab initio and is otherwise cancelled and terminated; and

4. Both parties shall cause the appropriate notice filing to be made with the Securities and Exchange Commission ("SEC") on Form 8-K or such other form as may be appropriate immediately upon execution of this agreement or within the time allotted by the SEC for such filings fully disclosing the foregoing transaction and the Company shall also assume responsibility for all SEC filings from the date of execution of this agreement forward; and

     This Agreement shall be governed by the laws of the State of Florida. Any dispute arising hereunder shall be settled by a court of competent jurisdiction located in Palm Beach County, Florida.







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     The signature of each of the parties  hereto  constitutes  their consent to all of the foregoing.

American Ammunition, Inc.                     F&F Equipment, Inc.
f/k/a Greateastescapes.com, Inc.              d/b/a American Ammunition


By: /s/ Andres F. Fernandez                   By: /s/ Andres F. Fernandez
--------------------------------              --------------------------------
Andres F. Fernandez, President                Andres F. Fernandez, President